The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276298

Subject to Completion, dated August 13, 2025

Preliminary Prospectus Supplement
(To Prospectus dated December 17, 2024)

BioSig Technologies, Inc.

          Shares of Common Stock

             Pre-Funded Warrants to Purchase

          Shares of Common Stock

We are offering                    shares of our common stock, $0.001 par value per share.

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each a “Pre-Funded Warrant”) exercisable at an exercise price of $0.001 per share. The purchase price of each Pre-Funded Warrant is equal to the price per share of common stock being sold to the public in this offering, minus $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also includes the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BSGM.” On August 12, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.67 per share. There is no established trading market for the Pre-Funded Warrants and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discount and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding underwriting discounts, commissions and estimated expenses.

The offering is being underwritten on a firm commitment basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares and Pre-Funded Warrants (if any) on or about August                   , 2025.

Joint Book-Running Managers

Clear Street	Needham & Company

The date of this prospectus supplement is                     , 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated December 17, 2024, included in the registration statement on Form S-3 (File No. 333-276298) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock and/or Pre-Funded Warrants to certain investors.

Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, describe the specific terms of this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

For investors outside of the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses outside of the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In addition, this prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein and therein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	the offering;
●	our future financial performance;
●	changes in the market for our products and services;
●	anticipated timing of our needs for capital or expected incurrence of future costs;
●	ability to complete strategic acquisitions; and
●	expectations regarding industry trends and the size and growth rates of addressable markets.

You should not place undue reliance on these forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;

●	the results of ongoing and future clinical studies;

●	our inability to successfully develop or commercialize our product candidates;

●	market acceptance of existing and new products;

●	our inability to carry out research, development and commercialization plans;

●	delays in any phase of the preclinical or clinical development of a product, including during its research and development;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	changes in our relationship with key collaborators;

●	our ability to adequately protect and enforce rights to intellectual property;

●	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties;

●	entry of new competitors and products and potential technological obsolescence of our products;

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●	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;

●	our failure to obtain regulatory approvals;

●	adverse market and economic conditions;

●	loss of one or more key executives;

●	difficulties in securing and retaining regulatory approval to market our product and product candidates;

●	depth of the trading market in our common stock;

●	shareholder approval of the Share Exchange (as defined below), our integration of the operations of Streamex Exchange Corporation (“Streamex”) and realization of the anticipated benefits of the Share Exchange;

●	our ability to successfully develop, deploy and commercialize blockchain-based enterprise solutions for tokenized commodities and on-chain commodity markets;
●	changes in laws and regulations, including increased regulation of blockchain technologies and digital assets, that may adversely affect our business, product development, and compliance obligations; and

●	our ability to consummate our Convertible Debt Financing (as defined below) and, if consummated, our ability to service and collateralize our indebtedness.

You should review carefully the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, which is incorporated by reference herein, our most recent Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement which are incorporated by reference herein, as well as the audited financial statements of Streamex for the year ended December 31, 2024, the unaudited financial statements of Streamex for the quarter ended March 31, 2025, the unaudited financial statements presenting the pro forma effects of the Share Exchange, and the section entitled “Risk Factors Relating to Streamex and the Share Exchange”, each in included in our Current Report on Form 8-K/A filed with the SEC on July 21, 2025. Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Following the acquisition of Streamex on May 28, 2025 (the “Share Exchange”), BioSig now operates two principal business segments: (i) healthcare innovation through our PURE EP™ platform and ViralClear BioSciences, and (ii) tokenized finance and real-world asset (“RWA”) digitization through Streamex.

Medical Devices

Our advanced digital signal processing technology platform, the PURE EP™ Platform (“PURE EP”), delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias. The PURE EP™ Platform enables electrophysiologists to acquire raw signal data in real-time-absent of unnecessary noise or interference-to maximize procedural success and minimize unnecessary inefficiencies. As physician advocates, we believe that the ability to maintain the integrity of intracardiac signals with precision and clarity without driving up procedural costs has never been more pertinent.

By capturing critical cardiac signals-even the most complex-PURE EP is designed to enhance clinical decision-making and improve clinical workflow for all types of arrhythmias, even the most challenging procedures for cardiac arrhythmias, like ventricular tachycardia (VT) and atrial fibrillation (AF).

BioSig has pivoted from a focus on commercial distribution of hardware to the research and development of novel software algorithms that advance our understanding of mechanisms and tissue characteristics. Data collection began in December 2023 and is ongoing. Despite its rapid adoption, there is room to improve the long-term outcomes of pulsed field ablation (PFA). Our primary focus is aimed at improving the specificity of PFA treatment and improving clinical outcomes.

Our owned patent portfolio now includes 42 issued/allowed utility patents (30 utility patents where BioSig is at least one of the applicants). 31 additional U.S. and foreign utility patent applications are pending covering various aspects of our PURE EP System for recording, measuring, calculating and displaying of electrocardiograms during cardiac ablation procedures (31 U.S. and foreign utility patent applications where either BioSig, Mayo Foundation for Medical Education and Research (“Mayo”), or both is at least one of the applicants). We also have one U.S. patent and one U.S. Pending application directed to artificial intelligence (AI). We also have 30 issued worldwide design patents, which cover various features of our display screens and graphical user interface for enhanced visualization of biomedical signals (30 design patents where BioSig is at least one of the applicants). Finally, we have licenses to 12 (issued/allowed) patents and 9 additional worldwide utility patent applications from Mayo that are pending (12 issued/allowed patents and 9 applications where only Mayo is the applicant). These patents and applications are generally directed to electroporation and stimulation.

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Tokenized Finance and RWA Digitization

Streamex is developing a blockchain-based technology platform intended to support the tokenization of real-world assets, including future production contracts, royalties, and other physical asset interests. The Company aims to operate as an infrastructure provider, enabling the future issuance, trading, and custody of digital tokens backed by tangible commodities, beginning with gold. The platform remains under development and has not yet launched or facilitated any asset tokenization or exchange activity.

Nature of Operations

Streamex is a software development company focused on building advanced digital infrastructure for the tokenization and exchange of commodity-linked financial products. The Company combines proprietary intangible assets, a skilled workforce, and a structured operational framework created to produce outputs in the form of:

●	RWAs

●	Decentralized exchange infrastructure.

●	Private placement and capital markets access platforms.

●	Gold denominated structured products.

These outputs are expected to enable monetization through multiple fee-based and recurring revenue models across the commodity and digital asset lifecycle.

Streamex Revenue Streams

Streamex’s revenue model consists of the following core business lines:

1.	Tokenization of RWAs: Streamex seeks to enable the digital transformation of tangible and intangible assets—such as future gold deliveries, royalties, and real estate—into blockchain-based tokens. Revenue is generated through:

○	Issuance fees on new token creation;

○	Secondary trading and exchange-related transaction fees; and

○	Platform access and usage fees.

2.	Exchange Infrastructure: Streamex will operate a compliant digital exchange for trading tokenized assets. The platform supports listing, custody, and liquidity mechanisms for RWAs. Revenue streams include:

○	Transaction and trading fees;

○	Listing fees for new tokens; and

○	Liquidity provisioning incentives and spreads.

3.	Private Placement and Capital Markets Access: Streamex intends to offer access to tokenized instruments representing private placements and structured deals for institutional and qualified investors. Revenue sources include:

○	Underwriting and origination fees;

○	Placement agent fees; and

○	Subscription-based services and investor access products.

For the three months ended March 31, 2025, Streamex generated approximately $200,000 in revenue from early-stage consulting and platform access agreements, specifically as part of pilot implementations of its tokenized gold financing infrastructure and related services. The Company anticipates continued revenue growth following the Share Exchange, supported by increased issuance activity, platform usage, and capital deployment.

Strategy

Streamex’s initial product offering is intended to be a tokenized gold financing program, whereby it will enter into pre-buy contracts with mining operators for the future delivery of gold. In these arrangements:

●	The gold producer receives upfront funding from Streamex.

●	Streamex obtains the contractual right to receive a defined volume of gold at maturity.

●	The delivery rights are tokenized and issued to investors as blockchain-based volumetric claims.

●	The tokens are tradable and settleable globally, with holders bearing the full economic risk and return associated with changes in gold prices and mine performance.

S-5

Streamex expects to earn revenue through origination fees, token sale spreads, and treasury capital redeployment, while operating with minimal direct exposure to commodity price risk.

Growth

Streamex plans to scale its operations through:

●	Increasing the number and volume of tokenized gold contracts.

●	Launching a secondary marketplace to improve token liquidity.

●	Expanding the platform to support additional asset classes such as industrial metals, energy royalties, and other RWAs.

●	Partnering with institutional market participants for underwriting, syndication, and capital markets integration.

The Company also intends to scale its internal treasury strategy, re-deploying capital across multiple token issuance cycles per year to increase gold-linked asset holdings and maximize capital efficiency.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Preliminary Results for the Six Months Ended June 30, 2025

Unaudited preliminary approximated results for the six months ended June 30, 2025 are as follows:

June 30, 2025
Operating Expenses	$(23,300)
Stock-Based Compensation Expense	$7,400
Net Loss	$(23,200)
Non-controlling interest	$(20)
Net loss attributable to BioSig Technologies, Inc.	$(23,200)
Net Loss per Share (Basic & Diluted)	$(0.95)
Cash and Cash Equivalents (EOQ)	$2,800

(In Thousands, Except Par Value and Share Amounts)

The data presented above is preliminary and unaudited, based upon the Company’s estimates, and subject to further internal review by the Company’s management and compilation of actual results. All of the data presented above has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any its procedures with respect to the Company’s preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this data. The Company’s actual results may differ from these estimates as a result of the completion of the Company’s review and other developments that may arise between now and the time the Company’s financial results for the second quarter are finalized.

The preliminary information should not be regarded as a representation by the Company, its management, or the placement agent as to the Company’s actual results for the quarter ended June 30, 2025. Prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by our auditors.

Our Corporate Information

We were incorporated in Nevada in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. On May 23, 2025 we entered into the Share Purchase Agreement with Streamex, BST Sub ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of BioSig (“ExchangeCo”), 1540875 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of BioSig (“Callco”), the shareholders of Streamex (the “Streamex Shareholders”), and Trustee of the trust (the “Trustee”). Our principal executive offices are located at 12424 Wilshire Blvd., Ste 745 Los Angeles, CA 90025 and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

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THE OFFERING

Issuer	BioSig Technologies, Inc.

Common stock offered by us	shares of common stock.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to shares of our common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price per share of common stock being sold to the public in this offering minus $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such Pre-Funded Warrants.

Common stock outstanding prior to offering	shares of common stock.
Common stock outstanding immediately following the offering	shares of common stock, assuming no issuance of any Pre-Funded Warrants offered hereby ( shares of common stock, assuming no issuance of any Pre-Funded Warrants offered hereby).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to purchase gold bullion in accordance with our investment policy, for working capital and for general corporate purposes. See “Use of Proceeds” on page S-20 in this prospectus supplement.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-9 in this prospectus supplement, on page 5 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “BGSM”. We do not intend to apply for listing of the Pre-Funded Warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.

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The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 31,418,795 shares of common stock outstanding as of August 11, 2025 and excludes as of such date:

●	2,775,341 shares of common stock issuable upon exercise of warrants outstanding, with a weighted average exercise price of $5.7783 per share;

●	2,736,000 shares of common stock issuable upon exercise of options outstanding at a weighted average exercise price of $0.7768 per share;

●	1,000,000 shares of common stock subject to restricted stock units;

●	899,870 shares of common stock reserved and available for future issuance under our 2023 Long-Term Incentive Plan (the “2023 Plan”);

●	361,841 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock (the “Series C Preferred Stock”) at the conversion price of $0.3197 per share and the stated value per share of $1,000 (which includes the payment of dividends accrued on the Series C Preferred Stock in an aggregate of 33,408 shares of common stock as of August 11, 2025 at a conversion rate of $3.5131);

●	109,070,079 shares of common stock underlying Exchangeable Shares (as defined below);

●	shares of common stock issuable upon conversion of the Convertible Debentures (as defined below); and

●	shares of common stock issuable under the SEPA (as defined below).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion, as applicable, of the outstanding securities described above and no sale of any Pre-Funded Warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

If our stockholders do not approve the proposals to be presented at the upcoming special meeting, including proposals relating to our acquisition of Streamex and financing arrangements with YA II PN, Ltd. (“Yorkville”), our ability to execute our business strategy could be materially and adversely affected.

On May 23, 2025, the Company entered into that certain Share Purchase Agreement (the “Share Purchase Agreement”) with Streamex, ExchangeCo, CallCo, the Streamex Shareholders, and the Trustee for the benefit of the holders of exchangeable shares (the “Exchangeable Shares”) issued in connection with the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Company acquired all of the issued and outstanding shares of Streamex in exchange for 109,070,079 Exchangeable Shares at a fixed exchange ratio of 2.0469 Exchangeable Shares per share of Streamex (the “Exchange Ratio”), subject to certain adjustments. Each Exchangeable Share is exchangeable on a one-for-one basis into one share of our common stock, but, under applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), we may not issue more than 19.9% of our pre-transaction outstanding common stock without obtaining stockholder approval.

To obtain approval for the issuance of the full number of our shares of common stock in excess of this limit and to implement other key aspects of the post-transaction structure, we have called a special meeting of stockholders (the “Special Meeting”) to approve the following proposals (collectively, the “Parent Stockholder Matters”):

●	Proposal 1 – Approval of the issuance of our shares of common stock exchangeable for Exchangeable Shares and one share of Special Voting Preferred Stock in connection with the Share Purchase Agreement;
●	Proposal 2 – Approval of the issuance of our shares of common stock underlying convertible debentures to be issued to Yorkville (the “Convertible Debentures”) in a financing of up to $50 million (the “Convertible Debt Financing”) and related matters;
●	Proposal 3 – Approval of the Third Amendment to our 2023 Long-Term Incentive Plan to increase the number of shares authorized for issuance;
●	Proposal 4 – Approval of the issuance of 19.99% or more of our common stock pursuant to the Standby Equity Purchase Agreement, dated July 7, 2025, with Yorkville (the “SEPA”);
●	Proposal 5 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 500,000,000; and
●	Proposal 6 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to classify our board of directors into three staggered classes.

If these proposals are not approved by our stockholders, the consequences could be significant. In particular, if the required stockholder approval is not obtained within six months of the closing of the Share Purchase Agreement, the Exchange Ratio will be adjusted from 1.0 to 1.25, resulting in the potential issuance of additional shares of common stock and further dilution to our existing stockholders. Moreover, without approval of the authorized share increase and other share issuance proposals, we may be unable to issue the shares necessary to satisfy obligations under the Share Purchase Agreement, the SEPA, or the Convertible Debentures, which could limit our capital-raising ability, or force renegotiation on unfavorable terms.

S-9

Failure to approve the Parent Stockholder Matters could also create corporate governance uncertainty, delay integration of the combined business, and affect our eligibility to maintain or relist our securities on Nasdaq.

Additionally, the issuance of a significant number of shares in the future in connection with these transactions may result in substantial dilution to our existing stockholders, and our complex capital structure could negatively impact investor confidence and market valuation. Further, there is no assurance that Nasdaq will approve any initial listing application filed in connection with the acquisition of Streamex, and failure to secure such approval may impair our market access and liquidity.

Streamex has a limited operating history and has incurred significant losses since inception.

Streamex was incorporated on April 5, 2024, and has a limited operating history upon which investors may evaluate its business, prospects, and performance. As a newly formed company, Streamex is subject to all of the risks and uncertainties typically associated with the development of a new business, including the need to attract customers, develop and commercialize its software products and services, and achieve market acceptance. Streamex has incurred significant operating losses since inception. For the period from incorporation to December 31, 2024, Streamex incurred a net loss of approximately CAD$1.7 million, and as of March 31, 2025, it had an accumulated deficit of approximately CAD$1.9 million.

The audited financial statements of Streamex for the period ended December 31, 2024, include a going concern qualification from its independent registered public accounting firm, which raises substantial doubt about Streamex’s ability to continue as a going concern. Streamex’s ability to continue as a going concern depends on its ability to obtain additional financing, generate sufficient revenue, and achieve profitability. There can be no assurance that Biosig will satisfy the conditions required to obtain the funds under its agreements with Yorkville, or that Streamex will be successful in securing additional financing on favorable terms, or at all, or that it will achieve positive cash flow or profitability in the future. If Streamex is unable to address these risks, its business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to our Convertible Debentures and Potential Future Indebtedness

Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our gold-linked tokenization and treasury strategy, fund other operations, and take advantage of new business opportunities.

Our indebtedness, whether currently existing or incurred in the future, could have important consequences to us, including:

●	limiting our ability to use a substantial portion of our cash flow from operations in other areas of our business, including for the development and implementation of our gold treasury strategy, working capital, developing our products and services, capital expenditures, and other general business activities and investment opportunities in our company, because we must dedicate a substantial portion of these funds to pay interest on and/or service our debt;

●	limiting our ability to obtain additional financing in the future for the development and implementation of our gold treasury strategy, working capital, capital expenditures, debt service, acquisitions, execution of our strategy, and other expenses or investments planned by us;

●	limiting our flexibility and our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation, our business, and our industry;

●	increasing our vulnerability to a downturn in our business and to adverse economic and industry conditions generally;

●	requiring us to maintain liquid assets to cover any repurchase, conversion or collateral requirement of the Convertible Debentures;

●	placing us at a competitive disadvantage as compared to our competitors that are less leveraged; and

●	limiting our ability, or increasing the costs, to refinance indebtedness.

S-10

We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on and to refinance our indebtedness (whether currently existing or incurred in the future) depends, and will depend, on and is subject to our financial and operating performance, which is influenced, in part, by general economic, financial, competitive, legislative, regulatory, counterparty business, and other risks that are beyond our control, including the availability of financing in the U.S. banking and capital markets. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. We cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, to refinance our indebtedness, or to fund our other liquidity needs. Even if refinancing indebtedness is available, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, our gold-linked tokenization and treasury strategy anticipates that we may issue additional debt in future periods to finance additional purchases of pre-buy gold delivery contracts, but if we are unable to generate sufficient cash flow to service our debt and make necessary capital expenditures, we may be required to sell gold-linked tokens or liquidate related assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or our financial covenants, which could cause us to default on our debt obligations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.

Upon the occurrence of an event of default under our indebtedness (whether currently existing or incurred in the future), the holders of the defaulted indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. Any of these events could in turn result in cross-defaults under any other indebtedness. We may not have sufficient funds available to pay the amounts due upon any such default, particularly in the event that there has been a decrease in the market value of our gold-linked tokens or related gold assets, and we may not be able to raise additional funds to pay such amounts on a timely basis, on terms we find acceptable, or at all. Any financing that we may undertake under such circumstances could result in substantial dilution of our existing stockholders, and in the absence of being able to obtain such financing, we could be forced into bankruptcy or liquidation.

We may not have the ability to raise the funds necessary to settle conversions of the Convertible Debentures in cash or to repurchase the Convertible Debentures for cash upon events which require repayment of the Convertible Debentures, including the mandatory repurchase provisions y, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of the Convertible Debentures.

In connection with any conversion of the Convertible Debentures, we may elect (and if our common stock is not freely tradable, we will be required) to make cash payments in respect of the Convertible Debentures being converted. However, any future debt may contain limitations on our ability to (i) pay cash upon conversion or redemption of the Convertible Debentures, which may require us to elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), or (ii) sell certain gold assets or other assets to generate cash that can be used to make such cash payments.

Standard events of default are included in the Convertible Debentures, pursuant to which the holder may declare the Convertible Debentures immediately due and payable and exercise other remedies, including the right to foreclose on the collateral securing the obligations.

Absent a waiver from the applicable holders of the Convertible Debentures, our failure to offer to purchase all applicable Convertible Debentures or to purchase all validly tendered Convertible Debentures or repay the Convertible Debentures upon would be an event of default. Additionally, the collateral held by the collateral agent may not be available to us to repurchase or repay the Convertible Debentures.

S-11

Moreover, the exercise by holders of the Convertible Debentures of their right to require us to repurchase such Convertible Debentures could cause a default under future debt agreements, even if the change of control or fundamental change itself does not, due to the financial effect of such repurchase on us.

Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness.

Our gold tokenization strategy includes financing the acquisition of pre-purchased gold delivery contracts and related gold-linked digital instruments using proceeds from equity and debt financings and, potentially, cash flows from operations. As such, despite our current level of indebtedness, we may incur substantially more indebtedness, and we may enter into other transactions in the future. Even if we were to enter into debt or other arrangements that contain restrictions on our ability to incur additional indebtedness, these restrictions may be subject to a number of qualifications and exceptions that would allow us to incur significant additional indebtedness. To the extent we incur additional indebtedness or other obligations, the risks described herein with respect to our indebtedness may increase significantly.

Future resales of our common stock as a result of registration rights granted to Yorkville in connection with the Convertible Debentures may cause the market price of our securities to drop significantly, even if our business is doing well.

In connection with our issuance of the Convertible Debentures of up to $50 million to Yorkville, we have agreed to file and cause to be declared effective a resale registration statement (the “Resale Registration Statement”) to register for resale all of the shares of our common stock issuable upon conversion of the Convertible Debentures (the “Conversion Shares”), including shares that may be issued pursuant to the anti-dilution provisions of the Convertible Debentures and any shares issuable as a result of stock splits, stock dividends, recapitalizations or similar events. The availability of such a large number of shares for resale under the Resale Registration Statement, particularly shortly after the registration statement becomes effective, could create significant downward pressure on the market price of our common stock.

In addition, following the effectiveness of the Resale Registration Statement, Yorkville may convert all or a portion of the Convertible Debentures and resell the Conversion Shares in the public market at its discretion, subject only to contractual and regulatory limitations. This could result in substantial dilution to our existing stockholders, especially given the conversion price formula based on market prices, and may further increase the volatility of our stock price. Sales of substantial amounts of our common stock by Yorkville or the perception that such sales could occur may also impair our ability to raise capital through the future sale of equity securities at a time and at a price that we deem appropriate or necessary.

Moreover, because the registration of the Conversion Shares is a condition to the closing of a Convertible Debenture in the principal amount of $25 million, we are contractually obligated to complete the registration process. If we fail to do so within the required timeframe, we may be subject to penalties or be unable to access the remaining capital under the Debenture Purchase Agreement we entered into with Yorkville on July 7, 2025, which could adversely affect our liquidity and financial condition.

S-12

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering.

The public offering price of our common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after this offering. Our net tangible book value as of March 31, 2025, was approximately $2.37 million, or $0.10 per share of common stock. Our pro forma net tangible book value as of March 31, 2025, giving effect to (i) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, and (ii) the assumed issuance of the Convertible Debentures in the aggregate principal amount of $50 million, whose issuance remains subject to shareholder approval, was approximately $2.51 million or $0.02 per share of common stock. Based on the public offering price of $            per share, you will experience immediate dilution of $          per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share. See the section entitled “Dilution” on page S-16 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds of this offering, if any, to purchase gold bullion in accordance with our investment policy, for working capital and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Pre-Funded Warrants are speculative in nature and holders of the Pre-Funded Warrants will have no rights as stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Except as otherwise provided in the Pre-Funded Warrants, until holders of the Pre-Funded Warrants acquire our common stock upon exercise of the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights with respect to our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the price of the Pre-Funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-Funded Warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and subject to such holder’s rights under the Pre-Funded Warrants to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market.

S-13

Risks Related to our Common Stock

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which could negatively impact the market price and liquidity of our common stock and our ability to access the capital markets.

Our common stock is listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum bid price, shareholders’ equity, public float and other requirements, Nasdaq may take steps to delist our common stock. Such a delisting would have a negative effect on the price of our common stock, impair the ability to sell or purchase our common stock when persons wish to do so, and any delisting materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest and fewer business development opportunities. In the event of a delisting, we would attempt to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

On March 5, 2024, the Company received a letter from the Staff stating that the Company had not regained compliance with Listing Rule 5550(a)(2) because the Company’s common stock did not meet the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Capital Market, and the Company is not eligible for a second 180 day cure period under Rule 5810(c)(3)(A)(2) because the Company does not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for Nasdaq, and that accordingly, Nasdaq would delist the Company’s common stock unless the Company requested an appeal of this determination. On March 11, 2024, the Company submitted a request for a hearing before Hearings Panel to appeal the delisting determination.

On March 12, 2024, the Company received a letter from the Staff stating that based upon the Staff’s review of the Company and pursuant to Listing Rule 5101, the Staff believes that the Company no longer has an operating business and is a “public shell,” and that the continued listing of its securities is no longer warranted, in view of work force reductions and resignations of members of the board of directors and officers. The letter further stated that the Company no longer meets the requirement of Rule 5550(b)(2) to maintain a minimum market value of listed securities of $35 million, if none of the other standards set forth in Rule 5550(b) is met. The Staff stated that the foregoing matters serve as an additional basis for delisting the Company’s common stock from the Nasdaq Stock Market, and that the Panel will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Capital Market. The Company appealed the foregoing determinations. The requested hearing before the Panel was held on May 7, 2024.

On June 10, 2024, the Company received formal notice that the Panel had determined to delist the Company’s common stock from Nasdaq due to the Company’s continued non-compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(2) for continued listing on Nasdaq. As a result, trading in the Company’s common stock was suspended on Nasdaq effective with the open of business on Wednesday, June 12, 2024. The Company’s common was eligible to trade on the OTC Markets’ Pink Current Information tier under symbol “BSGM” effective with the open of trading on Wednesday, June 12, 2024. The Company sought the Panel’s reconsideration in accordance with the Nasdaq Listing Rules

On June 24, 2024, the Company was notified by Nasdaq that the Panel had declined to reconsider its decision dated June 10, 2024 to delist the Company’s common stock from Nasdaq (the “Delisting Decision”). Trading in the Company’s securities remained suspended on Nasdaq effective with the open of business on June 12, 2024, at which point the Company’s common stock was eligible to trade on the OTC Market’s Pink Current Information tier.

On July 10, 2024, the Company filed a submission in support of an appeal to the Listing Council.

S-14

On July 23, 2024, the Company commenced trading of its common stock on the OTCQB, operated by OTC Markets Group, Inc.

On October 18, 2024, the Company was notified by the Staff that the Listing Council had granted the Company an exception through March 7, 2025, to evidence compliance with Nasdaq Listing Rule 5550(b), namely either the $35 million in market value of listed securities requirement or the alternative requirement of $2.5 million in stockholders’ equity (the “Equity Rule”) for continued listing on The Nasdaq Capital Market.

On October 23, 2024, the Company’s common stock resumed trading on the Nasdaq Capital Market.

On October 24, 2024, the Company received a letter from the Staff notifying the Company that based upon the closing bid price of the Company’s common stock from the period of June 11, 2024 through the reinstatement date, October 23, 2024, the Company did not meet the minimum bid price of $1.00 per share required by the Listing Rules and as a result, the Company no longer met this requirement. However, the Listing Rules also provided the Company a compliance period of 180 calendar days in which to regain compliance. Since then, Staff had determined that for the 10 consecutive business days, from October 30, 2024, to November 12, 2024, the closing bid price of the Company’s common stock was at $1.00 per share or greater. Accordingly, the Company regained compliance with Listing Rule 5550(a)(2) and this matter closed as of November 13, 2024.

On March 6, 2025, the Company submitted supporting documents to the Listing Council evidencing compliance with the Equity Rule. And on March 24, 2025, the Company was notified by the Office of General Counsel of Nasdaq that the Company had successfully met the qualifications to regain full compliance for continued listing on the Nasdaq Capital Market.

On April 11, 2025, the Company received a letter from the Staff indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between February 27, 2025, through April 10, 2025, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until October 8, 2025 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). Since then, Staff has determined that that the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is closed as of May 14, 2025.

If we fail to satisfy the continued listing requirements of Nasdaq, Nasdaq may again take steps to delist our securities. Such a delisting would likely have a negative effect on the price and liquidity of our common stock and would impair your ability to sell our common stock purchased in this offering when you wish to do so. In the event of a delisting, we would again take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our common stock from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our common stock is delisted and we are not able to list our common stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. There can be no assurance that an active trading market for our common stock will develop or be sustained.

S-15

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to (i) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, (ii) the assumed issuance of the Convertible Debentures in the aggregate principal amount of $50 million, whose issuance remains subject to shareholder approval, and (iii) this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to (i) the consummation of the Share Exchange; (ii) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, (iii) the assumed issuance of the Convertible Debentures, the issuance of which remains subject to shareholder approval; and (iv) this offering. Our net tangible book value as of March 31, 2025 was approximately $2,370,000 or $0.10 per share of common stock. Our pro forma net tangible book value as of March 31, 2025, giving effect to (i) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively and (ii) the assumed issuance of the Convertible Debentures, was approximately $2.51 million or $0.02 per share of common stock.

After giving further effect to our sale of                shares of common stock in this offering at the public offering price of $          per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $           , or $          per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $          per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $           per share to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Pro-forma net tangible book value per share as of March 31, 2025		$0.02
Increase in pro forma net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering			$
Dilution per share to new investors in this offering			$

The above discussion and table assume no sale of any Pre-Funded Warrants, are based on 24,248,315 shares of our common stock outstanding as of March 31, 2025, and exclude as of that date:

●	5,577,260 shares of common stock issuable upon exercise of warrants outstanding, with a weighted average exercise price of $4.31 per share;

●	2,486,000 shares of common stock issuable upon exercise of options outstanding at a weighted average exercise price of $0.77 per share;

●	1,160,830 shares of common stock subject to restricted stock units;

●	4,251,595 shares of common stock reserved and available for future issuance under our 2023 Plan; and

●	564,234 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock at the conversion price of $0.3197 per share and the stated value per share of $1,000 (which includes the payment of dividends accrued on the Series C Preferred Stock in an aggregate of 235,801 shares of common stock as of March 31, 2025 at a conversion rate of $0.4831).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise, conversion, or settlement of the outstanding options, preferred stock, restricted stock units or warrants described above.

To the extent that any of these outstanding options, warrants, preferred stock, or restricted stock units are exercised, converted or settled at prices per share below the public offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the public offering price per share in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

S-16

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is presently restricted pursuant to the terms of our Series C Preferred Stock.

S-17

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis;
●	on a pro forma basis to give effect to (i) the consummation of the Share Exchange, (ii) the assumed reclassification of the Exchangeable Shares and finder fee liabilities to equity, which includes the issuance of 109,070,079 and 1,064,000 shares of common stock underlying the Exchangeable Shares and finder fee liabilities, respectively, the issuance of which remains subject to shareholder approval, and (ii) the assumed issuance of the Convertible Debentures, the issuance of which remains subject to shareholder approval; and
●	on a pro forma as adjusted basis to give effect to our issuance and sale of shares of common stock and Pre-Funded Warrants to purchase shares of common stock, after deducting estimated underwriting fees and commissions and estimated offering expenses payable by us and giving effect to the application of the net proceeds of $ .

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including the historical financial statements and related notes included in the report.

	As of March 31, 2025
	Actual (unaudited)	Pro forma	Pro Forma as adjusted
	(in thousands of U.S. dollars,
	except share data)
Cash	$3,727	$54,044	$

Debt:
Dividend Payable	$112	$112	$
Convertible Debenture	-	50,000
Total debt	112	50,112

Series C 9% Convertible Preferred Stock, $0.001 par value, $1,000 stated value, authorized 4,200 shares, 105 shares issued and outstanding; liquidation preference of $105	105	105

Equity
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B, 4,200 shares of Series C, 1,400 shares of Series D, 1,000 shares of Series E, 200,000 shares of Series F Preferred Stock, 1 share of Special Voting Preferred Stock and 105 shares of Series C outstanding (See above)	-	-
Common stock, $0.001 par value, authorized 200,000,000 shares, 24,248,315 shares issued and outstanding, 134,382,394 shares issued and outstanding on a pro forma basis and shares issued and outstanding on a pro forma as adjusted basis.	24	134
Additional paid-in capital	260,738	372,151
Accumulated deficit	(258,157)	(264,182)
Total stockholders’ equity	2,605	108,103
Non-controlling interest	29	29
Total equity	2,634	108,132
Total capitalization	$2,851	$158,349	$

S-18

The number of shares of our Common Stock in the table above excludes, as of March 31, 2025:

●	5,577,260 shares of common stock issuable upon exercise of warrants outstanding, with a weighted average exercise price of $4.31 per share;

●	2,486,000 shares of common stock issuable upon exercise of options outstanding at a weighted average exercise price of $0.77 per share;

●	1,160,830 shares of common stock subject to restricted stock units;

●	4,251,595 shares of common stock reserved and available for future issuance under our 2023 Plan; and

●	564,234 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock at the conversion price of $0.3197 per share and the stated value per share of $1,000 (which includes the payment of dividends accrued on the Series C Preferred Stock in an aggregate of 235,801 shares of common stock as of March 31, 2025 at a conversion rate of $0.4831).

DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the purchasers. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The Pre-Funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Pre-Funded Warrants. No fractional shares of our common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price (as defined in the Pre-Funded Warrant) or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant to the extent that after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such Pre-Funded Warrant). A holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation under the pre-funded warrant, provided that it in no event exceeds 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Pre-Funded Warrant. Any such increase in the percentage will not be effective until the 61st day after such notice is delivered to the Company.

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Exercise Price

The exercise price of our shares of common stock purchasable upon the exercise of the Pre-Funded Warrants is $0.001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Adjustments

In addition to the adjustments described under “Exercise Price” above, if we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of shares of our common stock or declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of common stock, by way of return of capital or otherwise, then, in each case, each Pre-Funded Warrant holder will be entitled to acquire such rights or participate in such distribution, on the same terms as the holder could have acquired or participated if the holder held the number of shares of common stock acquirable upon complete exercise of the Pre-Funded Warrant without regard to any exercise limitations, subject to certain exceptions to the extent participation would result in the holder exceeding its beneficial ownership limitation under the Pre-Funded Warrant.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for transferred or assigned without our consent, in accordance with the terms of the Pre-Funded Warrants.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reclassification or compulsory share exchange of our common stock, the sale of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or that results in the acquisition of more than 50% of our outstanding common stock, or a business combination, including a reorganization or recapitalization, whereby the counterparty acquires more than 50% of the voting power of our securities), a holder of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         , after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from this offering to purchase gold bullion in accordance with our investment policy, for working capital and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, among us and Clear Street LLC and Needham & Company, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and Pre-Funded Warrants shown opposite its name below:

	Number of Shares	Number of Pre-Funded Warrants
Clear Street LLC
Needham & Company, LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and Pre-Funded Warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable. There is no trading market for the Pre-Funded Warrants and none is expected to develop.

The underwriters are offering the shares of common stock and Pre-Funded Warrants subject to their acceptance of the shares of common stock and Pre-Funded Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority except sales to accounts over which they have discretionary authority to exceed 5% of the common stock being offered.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and Pre-Funded Warrants to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $ per share of common stock. After the offering, the public offering prices and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

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The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

Shares and Pre-Funded Warrants sold by the underwriters to the public will be offered at the public offering prices set forth on the cover of this prospectus supplement. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares and Pre-Funded Warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of securities made outside of the United States may be made by affiliates of the underwriters. The underwriters have not been engaged to act as warrant agent for the Pre-Funded Warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the Pre-Funded Warrants.

We have also agreed to pay certain of the underwriters’ expenses relating to the offering, including the fees of outside counsel to the Underwriters up to an aggregate of $150,000, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering, and all other third-party costs and expenses incident to the offering or the performance of the obligations of the Company under the Underwriting Agreement.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $           million.

Lock-up Agreements

We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of the underwriting agreement without first obtaining the written consent of Clear Street LLC and Needham & Company. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

● offer, pledge or contract to sell any common stock;

● sell any option or contract to purchase any common stock;

● purchase any option or contract to sell any common stock;

● grant any option, right or warrant for the sale of any common stock;

● otherwise dispose of or transfer any common stock;

● request or demand that we file a registration statement related to the common stock; or

● enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to Common Stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

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Determination of Offering Price

The public offering price for our common stock and Pre-Funded Warrants was determined by negotiations between us and the representatives. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering prices will correspond to the price at which the common stock will trade in the public market subsequent to the offering or that an active trading market for the common stock will develop and continue after the offering.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BGSM.” We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “naked” short sales.

The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

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A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sichenzia Ross Ference Carmel, LLP, New York, New York. Reed Smith LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements as of December 31, 2024 and 2023 and for the years then ended included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

Davidson & Company LLP, independent registered public accounting firm, has audited the financial statements of Streamex Exchange Corporation as of and for the year ended December 31, 2024, included in our Current Report on Form 8-K/A filed on July 21, 2025, and incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The financial statements of Streamex Exchange Corporation are incorporated by reference in reliance on the report of Davidson & Company LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only. You may also access our reports and proxy statements free of charge at our website, www.biosig.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. The prospectus supplement and the accompanying prospectus included in this filing are part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 19, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 3, 2025, March 5, 2025, March 6, 2025, March 25, 2025, April 15, 2025, April 29, 2025, April 30, 2025, May 5, 2025, May 15, 2025, May 27, 2025 (as amended by our Current Report on Form 8-K/A filed with the SEC on July 21, 2025), May 30, 2025, July 9, 2025 and August 13, 2025; and

●	the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to BioSig Technologies, Inc., Attn: Chief Executive Officer, 12424 Wilshire Blvd., Suite 745, Los Angeles, CA 90025, and our telephone number is (203) 409-5444. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

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Prospectus

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.” On December 9, 2024, the last reported sale price of our common stock was $1.10 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. The aggregate market value of our shares of common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $34.72 million, which was calculated based on 15,572,226 shares of common stock outstanding held by non-affiliates and at a price of $2.23 per share, the closing price of our common stock on November 11, 2024, a date that is within 60 days of the filing date of this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

●	the results of ongoing and future clinical studies;

●	our inability to successfully develop or commercialize our product candidates;

●	market acceptance of existing and new products;

●	our inability to carry out research, development and commercialization plans;

●	delays in any phase of the preclinical or clinical development of a product, including during its research and development;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	changes in our relationship with key collaborators;

●	our ability to adequately protect and enforce rights to intellectual property;

●	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties

●	entry of new competitors and products and potential technological obsolescence of our products;

●	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;

●	our failure to obtain regulatory approvals;

●	adverse market and economic conditions;

●	loss of one or more key executives;

●	difficulties in securing and retaining regulatory approval to market our product and product candidates; and

●	depth of the trading market in our common stock.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

BioSig Technologies, Inc. is a medical device company with an advanced digital signal processing technology platform to deliver insights to the treatment of cardiovascular arrhythmias. Through collaboration with physicians, experts, and healthcare leaders across the field of electrophysiology (EP), we are committed to addressing healthcare’s biggest priorities — saving time, saving costs, and saving lives.

Our first product, the PURE EP™ System, is an FDA 510(k) cleared non-invasive class II device consisting of a unique combination of hardware and software designed to provide unprecedented signal clarity and precision for real-time visualization of intracardiac signals paving the way for personalized patient care. Integrating with existing systems in the EP lab, PURE EP™ is designed to accurately pinpoint even the most complex signals to maximize procedural success and efficiency.

By capturing critical cardiac signals—even the most complex, the PURE EP™ System is designed to enhance clinical decision-making and improve clinical workflow for all types of arrhythmias - even the most challenging procedures for cardiac arrhythmias, like ventricular tachycardia (VT) and atrial fibrillation (AF).

Our owned patent portfolio now includes 41 issued/allowed utility patents (29 utility patents where BioSig is at least one of the applicants). Twenty seven additional U.S. and foreign utility patent applications are pending covering various aspects of our PURE EP System for recording, measuring, calculating and displaying of electrocardiograms during cardiac ablation procedures (27 U.S. and foreign utility patent applications where either BioSig, Mayo, or both is at least one of the applicants). We also have one U.S. patent and one U.S. Pending application directed to artificial intelligence (AI). We also have 30 issued worldwide design patents, which cover various features of our display screens and graphical user interface for enhanced visualization of biomedical signals (30 design patents where BioSig is at least one of the applicants). Finally, we have licenses to 12 (issued/allowed) patents and 9 additional worldwide utility patent applications from Mayo Foundation for Medical Education and Research that are pending (12 issued/allowed patents and 9 applications where only Mayo is the applicant). These patents and applications are generally directed to electroporation and stimulation.

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Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 12424 Wilshire Blvd., Suite 745, Los Angeles, CA 90025, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

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If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 201,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock, 1,400 are authorized as Series D Preferred Stock, 1,000 are authorized as Series E Preferred Stock and 200,000 are authorized as Series F Junior Participating Preferred Stock. As of December 9, 2024, there were 17,234,929 shares of common stock issued and outstanding, 105 shares of Series C Preferred Stock issued and outstanding and no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock or Series F Junior Participating Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

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The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent’s address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. Our common stock is listed on The Nasdaq Capital Market under the symbol “BSGM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

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All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

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Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

DESCRIPTION OF WARRANTS

As of December 9, 2024, there were outstanding warrants to purchase 4,899,716 shares of common stock.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements for the years ended December 31, 2023 and 2022 incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in the report (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.biosig.com.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.biosig.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 20, 2024, August 14, 2024 and November 14, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 12, 2024, January 31, 2024, February 1, 2024, February 2, 2024, February 21, 2024, February 28, 2024, March 11, 2024, March 12, 2024, March 18, 2024, May 2, 2024, May 3, 2024, May 7, 2024, May 7, 2024, May 7, 2024, May 21, 2024, May 28, 2024, May 30, 2024, June 10, 2024, June 11, 2024, June 26, 2024, July 24, 2024, September 13, 2024, October 22, 2024, October 29, 2024, November 13, 2024 and December 6, 2024; and

●	the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments thereto or reports filed for the purposes of updating this description.

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Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

12424 Wilshire Blvd Suite 745

Los Angeles, CA 90025

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosig.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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BioSig Technologies, Inc.

           Shares of Common Stock

            Pre-Funded Warrants to Purchase                 Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Clear Street	Needham & Company

              , 2025